EXHIBIT 99.1

ASHFORD HOSPITALITY PRIME
First Quarter 2017 Conference Call
May 4, 2017, 10:00 am CT
Moderator: Richard Stockton

Participant 1:
Good morning guys, a pretty solid quarter. A quick question on your acquisition appetite and kind of the outlook for how deep that market is with the very high priced properties, you know, on a per room basis that you’re going after. You know how do you assess the opportunities there and particularly ones where you can do what you’ve done, you know, in Key West and in Yountville where there’s, you know, complexing opportunities?

Richard Stockton:
Bryan thanks for that question. Yes. You know we look at it relative to our size. You know with 13 assets as I think I said in the past doesn’t really take much to move the needle for us. So when you have a luxury hotel market that’s in the tens of billions of dollars just in the U.S. where we’re focused, you know, we believe we can find those additional opportunities. And, you know, I will say that at the moment the transaction pipeline is a little bit lighter than we’ve seen which raises the bar in terms of identifying them. But we are still seeing things of interest to us. And as I said we don’t need to find many. We just need to look through more than perhaps we had in the past to identify them. But there are certainly things out there that we can do.

Participant 1:	Is the complexing opportunity, you know, a high focus for you when you’re looking at these new opportunities or is that just a bonus?
Richard Stockton:	Yes. I think that’s - I mean Jeremy if you want to comment, go ahead.
Jeremy Welter:
Yes. And certainly it’s all things being equal, you know, a hotel similar to like Hotel Yountville where we complex we’re going to err on acquiring that hotel just because we’ve got a proven, you know, track record. But I think when you look at, you know, a hotel like Park Hyatt at Beaver Creek we’ve identified a tremendous amount of opportunity at that asset. The list is long on the top line. The list is long on the operating, you know, controls and cost controls and best practices. And we actually have a long list of ROI availability as well with that hotel. So I think that any type of hotel that we come across whether or not it’s one that we can refer to Remington to manage, one that we can complex with existing properties or one that stays with the existing brand manage, I’m confident that our team could add value post-acquisition which helps when we underwrite the assets.

Participant 1:
And then just lastly from a geography and opportunistic standpoint, you know, there’s a handful of markets out there. I’m sure you know. Like Miami and New York City got oversupply. You typically stayed away from New York City. But, you know when we look at Hosea and, you know, they’ve been buying in South Florida and have commented last week that they believe that that market is turning. Maybe bottomed in January. Are you guys willing to go into markets that are currently, you know, quasi distressed where you can get an asset with the goal of holding it for a year, three years waiting for that recovery and maybe making some modifications to the property in the meantime? Is that something that you guys would consider doing?

Jeremy Welter:
Yes. I can tell you as we’re screening acquisition opportunities at the moment that’s not been our focus. You know we do look very carefully at the proven operational performance of assets in our acquisition criteria. And, you know, we prefer situations where we can grow that income base to situations where we have a hotel that’s maybe not profitable and it’s more of a turnaround. You know I wouldn’t say we’d rule anything out. But it would be a pretty high bar for us to get comfortable that we’d be able to deliver that needed operational performance in the relatively near term to acquire something that fits your description.

Participant 1:	Okay, thanks. That’s helpful.

Participant 2:
Hey good morning guys. So I just wanted to kind of piggyback a little bit off of what Bryan was asking with acquisitions. First of all I think the Yountville deal makes a lot of sense and seems to be right up the fairway similar to the Pier House in terms of your ability to really push margins and drive revenues in excess to what other guys might be able to do. I also understand in your response that there’s, you know, it doesn’t take a lot to move the needle for a 13 hotel portfolio. So you might be able to find more of those things that can be meaningful. But I guess how do you reconcile the fact that it doesn’t take a lot to move the needle with what you guys have said in the past which is that you feel like the biggest driver of your valuation discount is your lack of liquidity and trying to grow the scale and the liquidity of the platform? It seems like you’d want to be doing more acquisitions to get to that scale and liquidity level that you feel like is needed to drive the appropriate valuation so you have the right cost of capital relatives where you are today.

Richard Stockton:
Yes, thanks Ryan. I think that’s a great question. You know our approach thus far as you’ve seen has been one of incrementalism. And I think we are very carefully assessing each move. And attempting to grow the portfolio through some, you know targeted acquisitions. You know we don’t have a kind of big bang solution that we’re actively considering. So at the moment if we can keep up our acquisition pace, you know, in a small way I think that’s the best solution to generate shareholder value and prove really to the market that, you know, we can deliver on what we said we want to do. And, you know, I think once the market sees the results that will come through on Hotel Yountville and the Park Hyatt at Beaver Creek that will inspire a lot of confidence. And, you know, hopefully that’ll be reflected in a stronger valuation of our shares. We’ll watch to see about that.

Participant 2:
That’s helpful. And I think it does make sense. It just will take time. But I guess that’s okay. I guess the second question that I have for you and this is more just trying to get, you know, some feedback from you. You know one of the questions we’ve heard a lot from investors is how do you justify an external growth strategy which this seems to be pretty focused on external growth and acquisitions? You know when you have a cost of capital disadvantage not just relative to your public market peers but it seems relative to private investors today as well. I understand you have some advantages that you have with the Remington affiliation and being able to find the right assets but at the same time, you know, we’re getting that question that, you know, doesn’t an external management or an external growth strategy warrant a valuation discount when you have a lower cost of capital? What do you have to say to people that think that?

Richard Stockton:
Yes. I think what we would focus on is, you know, what we’re intending to do and what we’re doing right now. We certainly announced these two acquisitions we think are accretive to shareholder returns and we discussed that at length. But as we look at our growth going forward, you know, first of all we’re at our target leverage. So, you know, anything that would involve using our, you know, significant amount of cash on the balance sheet would purely be short term in nature. But now we have our plate full. We have these two new acquisitions that we’re focused on. We’ve got a lot that we can do to generate value there. And so that’s occupying our time. In addition to the fact as you’ll remember in January we identified four assets as being noncore. And we are, you know, very actively engaged in our strategies on those assets which include potential up brandings and, you know, that involves both, you know, working with the brand but also designing and budgeting and actioning a capital plan as well as considering the sale of assets. And to the extent we’re able to sell assets that capital can be recycled into other assets that more clearly fit our strategy as we outlined in January. So there’s plenty to do that would suggest that, you know, external growth while it’s, you’re right. It’s out there in the future isn’t our immediate focus given what we have on our plate. And, you know, hopefully through the execution of these internal strategies we’ll see some improvement in our cost of capital that allows us to do more.

Participant 2:
Yes. No, I mean that makes sense. One last quick one here, so you talked about the potential for renovations and repositioning’s but you also talked about the fact that you guys are at your target leverage, you know if you do decide to move forward with some of those up branding assets where you’ll have to put some material CAPEX into the properties how would you fund it? Is that going to come from asset sales or some other means?

Richard Stockton:	Deric do you want to talk about that?

Deric Eubanks:
Yes. I mean obviously Ryan we’ve got a lot of cash on hand. So, you know, reinvesting in our assets is something we continually do anyway. And if there’s a CapEx opportunity to reposition some of those noncore assets to a higher quality product we’ve got the capacity to do that.

Jeremy Welter:	Yes, these assets.
Participant 2:	Great, thanks.
Jeremy Welter:	Ryan these assets have great cash flow. And traditionally have had relative to our peers, low CapEx requirements as a percentage...
Participant 2:	That’s helpful.
Jeremy Welter:	...of both revenue and EBITDA.
Participant 2:	Thanks Jeremy. All right, that’s it for me. Thanks guys.
Richard Stockton:	Thanks Ryan.
Jeremy Welter:	Thanks Ryan.
Participant 3:
Great. Thanks for taking my questions. Just wanted to follow-up on some of the other questions here, do you guys have a target size for the portfolio in the near term? You know and does that influence your decision whether to sell or renovate some of these noncore assets?

Richard Stockton:
Yes. I’ll take that. The answer is, you know, absolutely not. You know I don’t think we’re trying to achieve a certain size, you know, for the sake of it. I think we are, you know, very actively scrutinizing investment opportunities that we believe will be accretive to shareholders and we’ll only move on those when we have that very firm belief. So, you know, by not having a target, it in no way means we’re not focused on increasing the size of the company and liquidity but we’re only going to do it subject to the options that - and alternatives that become available to us. So I think that’s how we think about growth strategy. But certainly directionally we do think it’s important to increase the liquidity and the shares and, you know, certainly the capital raises that we did both the common and preferred in the last quarter, you know, help with that. Our liquidity is up substantially. And we’ll, you know, continue to grow the property but only in the right way.

Participant 3:	Okay, great. And could you just comment on what you’re seeing with valuations? Maybe any move in the cap rates over the past couple months.
Richard Stockton:
Yes. And I think the evidence would show that cap rates are a little bit softer than they were a year ago. You know what we’ve seen in - you know we don’t have, you know, ongoing valuation or appraisal processes, right. But and what we see is what’s happening in the transaction market. And I’ve noted it’s a little bit lighter now but that said there’s a lot of capital that’s out there that’s able to act on the available opportunities which I think is providing support to the investment market going forward. So we’re not anticipating any significant change in cap rates. That said we’re not in that business, right. We’re in the business of, you know, operating our properties and delivering the best possible value to the bottom line.

Participant 3:	Okay, great. That’s all for me. Thank you.
Participant 4:
Hey good morning guys. You know last couple acquisitions you’ve done have obviously been in the resort area. And just kind of curious to whether, you know, that’s something you’re going to kind of continue to favor over urban upper upscale luxury or whether that’s just more a function of opportunity and whether you think the opportunity set on resorts is larger than and whether there’s another reason you might favor those. Thanks.

Richard Stockton:
Yes. No, thank you. It’s a great question. And it’s not by design. You know the two acquisitions that were - we closed one and we’re closing the other happened to be resorts. But it’s not because we decided that that’s our strategy. As you think about, you know, typically the luxury chains scale segment there’s only certain markets that can support those types of properties and those RevPARs. You know they tend to be CBDs and resorts. And we’ll be quite happy to continue acquiring assets in CBDs. We haven’t made any sort of judgment on that. But then again, you know, we’ve got to sift through the available opportunities and see where we can generate off-market deals and if those are CBDs we’re certainly happy to pursue them.

Jeremy Welter:
And I just want to jump on that. When you look at the last four acquisitions, you look at Bardessono that was run by a small asset management company. We knew that we could add tremendous value to that asset. So a lot of what we targeted was not just the RevPAR but the value-add. And then you look at the last three acquisitions, Ritz St. Thomas, I’d put that in the off-market bucket. That was not widely, broadly solicited by Marriott. We bought that directly from Marriott. And then Beaver Creek and Hotel Yountville as well were more opportunistic to transaction. So I think that it shows our ability to identify transactions in a less competitive bidding process.

Participant 4:
Okay, that’s helpful. And I want to ask you on the - come back to the ROFO assets with Trust, now that maybe there’s some clarity on the Felcor situation, I mean do you guys sense from your side that maybe there’s anymore? You know was it impossible to kind of negotiate anything during that process and/or do you think maybe there’s a greater chance that they decide to bring one or more of those assets for you guys to look at?

Richard Stockton:	Yes, go ahead Deric.
Deric Eubanks:
Yes. Hey Chris, it’s Deric. You know as a reminder the way the ROFO process works and this is, you know, spelled out in the ROFO Agreement is that that process really starts with Ashford Trust deciding to sell those assets. So, you know, that would be the first step in that, you know, and sort of going down that path. And I think that’s something that, you know, so it’s not really, you know, Prime’s decision to pursue those. It’s really Trust making the decision that they want to sell those assets and then obviously Prime has the right to make first offer.

Richard Stockton:
Yes. And in terms of the Felcor portfolio you probably know it better than I do. I haven’t spent a ton of time on it. But there’s really only a handful maybe one or two assets that would really fit our strategy. And to the extent that, you know, they’d be seeking to sell those, you know, perhaps we would have a look. But nothing - there’s certainly nothing in the works on that.

Participant 4:	Right. Got you, okay, very good. Thanks.
Participant 5:	Morning everyone.
Richard Stockton:	Morning.
Participant 5:
Just want to know if you’ve given anymore thought to resuming the share buyback. I think kind of piggybacking on Ryan’s question, seemed like your biggest hang-up previous was the limited share liquidity but that’s picked up a bit post-offerings, any new thoughts there on that topic given the discount on valuation?

Richard Stockton:
Yes. I’ll give my point of view and Deric, feel free to chime in. We’ve got $10 million remaining on our share buyback authorization. And you’re right. While the liquidity has improved in the shares I think we’re still pretty far off from where we want to be. And, you know, at the moment we’re thinking that the, you know, negative impact of reducing liquidity would offset the positive impact of that, you know, little bit of share buyback authorization we have remaining.

Deric Eubanks:
Yes. I would just add Mike that in our, you know, Prime’s history as a public company we really tried twice to buy back our stock pretty aggressively. And each time it’s made the problem worst. And so we’ve really come to the conclusion that while you’re correct, the liquidity has gone up we need to continue to increase that and that’s something that we’re probably more focused on than continuing with the buybacks. We’ve tried it and it just doesn’t - hasn’t seemed to work.

Participant 5:
Fair enough and then just maybe taking a step back just focus on the strategy for a second, is how long are you willing to - for, you know, the share price to recover, valuation to improve before maybe you really think about growing the platform more or potentially reevaluating the strategy eventually?

Richard Stockton:
Yes. So how long is a piece of string? That’s - I mean we have to continue to assess all the variables over time. And we’ll adjust our strategy tactics, you know, in accordance. I don’t think there’s an answer to that question.

Participant 5:	But it sounds like your plan right now is to and as you mentioned before, continue to selectively look at acquisition opportunities and kind of stay the course.
Richard Stockton:
Yes, that’s right. I think as I said before we’ve got a fair amount of internal work that we can do to generate value including executing on our recent acquisitions and focusing on our noncore assets which involve a combination of up branding and potential sales proceeds of which can be recycled into new acquisitions. So I think that’s a way of saying yes. And there’s certainly, you know, plenty to do to deliver value here in the short term we believe.

Participant 5:	Thanks.
Participant 2:
Hey guys, just one quick one. This is probably more for Jeremy than anybody else. I know you guys don’t issue guidance. But I’m just looking at, you know, 1Q you obviously had the big benefit from the inauguration in DC, San Francisco was pretty soft in the quarter especially your Courtyard. What we’re hearing from across the board is that San Francisco is going to be worse in Q2. You know is - was 1Q your kind of best RevPAR growth quarter of the year just based on what’s going on across your markets? Is that your expectation or do you think that things might pick up again after 2Q?

Jeremy Welter:	That’s another way to ask for guidance Ryan but it’s a great way I think.
Participant 2:	Well I’m not looking for specific numbers just give me an idea of where the trends are would be helpful.
Jeremy Welter:	Yes.
Participant 2:	And what your...?
Jeremy Welter:
The trends - when you look at just kind of the first quarter, you know, we did have some heavy renovation specifically in San Francisco. That’s going to continue throughout the year. So if the market gets a little bit softer I’m not sure that you’re going to see much more incremental impact at that asset because...

Participant 2:	Right.
Jeremy Welter:
...it doesn’t run at a high occupancy on the available inventory that we have left that’s in service. But when you look at the trends we saw in the first quarter within the Prime portfolio negotiated rate, negotiated volume is flat. But you look at the other segments it does include both leisure and business transient demand, was pretty strong in the quarter. And so where we had a little bit of weakness in the first quarter and not a lot of weakness but maybe a half point down in occupied room night was group. And when you look at that group a lot of that was in specifically in San Francisco. So I think you’re seeing health and strength in the transient demand that’s holding up. And then you look at some of the particular assets that we’ve got, you know, particularly with Hotel Yountville coming online and some of the strategies we’re going to put in place I think that there’s some value-add on the top line that Remington will deliver. And, you know, specifically within Ritz St. Thomas which we’ve been battling Zika now for over a year, you know, Zika is still there. But I think you’ve kind of seen a level set of the market on that. And I don’t think that you’re seeing as much headwinds on a year-over-year comparability basis. But it’s still, you know, it’s a source in that. So I think that there’s a lot of good individual stories within our portfolio and I think that you’re also seeing some good trends in terms of the health of the transient demand over the course of, you know, what we saw in the quarter, if that helps.

Participant 2:
No. That’s really helpful. And that’s particularly good color on San Francisco so I appreciate that. But, you know, just follow-up with that I guess in terms of citywide events and things along those lines. There’s nothing else that you see in the back half of the year that’s going to be a big tailwind like you saw in the first quarter from the inauguration. Is that fair? I didn’t hear any of that.

Jeremy Welter:
I mean a tailwind, you know, I don’t necessarily want to comment on that. But I think that we’re seeing - what I can say is that when you look at our entire asset managed portfolio we’re seeing very strong group bookings over the long term particularly in 2018. And so I think there’s strength in terms of what we’re seeing and what we’re hearing from our managers in terms of group bookings.

Participant 2:	Okay, great. Thanks. I appreciate it Jeremy.
Jeremy Welter:	Yes.
Richard Stockton:	No. I think that’s all we have so thank you all for joining us on our first quarter earnings call and we look forward to speaking with you all again on our next call. Thank you.

END